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                                                                       EXHIBIT 8

                                CUSTODY AGREEMENT

         THIS AGREEMENT made effective the 15th day of August, 1997, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at l27 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and THE BRADFORD FUNDS, INC., a Maryland corporation, having its principal office and place of business at 600 5th Avenue, New York, New York 10020 ("Fund").

                                   WITNESSETH:

         WHEREAS, Fund desires to appoint Investors Fiduciary Trust Company as custodian of the securities and monies of The Bradford Money Fund; and

         WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as custodian of the securities and monies at any time owned by the Fund.

2.       REPRESENTATIONS AND WARRANTIES.

         A.       Fund hereby represents, warrants and acknowledges to
                  Custodian:

                  1. That it is a corporation or trust (as specified above) duly organized and existing and in good standing under the laws of the state of its incorporation, and that it is registered under the Investment Company Act of 1940 (the "1940 Act"); and

                  2. That it has the requisite power and authority under applicable law, its articles of incorporation and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint Custodian as custodian for the Fund; that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

         B. Custodian hereby represents, warrants and acknowledges to Fund:

                  1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and

                  2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by Custodian; and that this Agreement

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                           constitutes a legal, valid and binding obligation of
                           Custodian, enforceable in accordance with its terms.

3.       DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

         A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it or from time to time coming into its possession during the time this Agreement shall continue in effect which Fund intends to be held in the custody of Custodian. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered.

         B. Delivery of Accounts and Records. Fund shall turn over or cause to be turned over to Custodian all of the Fund's relevant accounts and records previously maintained. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide, or to provide in a timely manner, any accounts, records or information needed by the Custodian to perform its functions hereunder.

         C. Delivery of Assets to Third Parties. Custodian will receive delivery of and keep safely the assets of Fund delivered to it from time to time segregated in a separate account, and if Fund is comprised of more than one portfolio of investment securities (each a "Portfolio") Custodian shall keep the assets of each Portfolio segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section 3.S of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to
                  Section 3.S of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the Fund, by Portfolio if applicable. The Custodian is responsible for the safekeeping of the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to subcustodians appointed under Section 3.S. of this Agreement, for which Custodian remains responsible to the extent provided in Section 3.S hereof. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by the Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively, the "Depositories").



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         D.       Registration of Securities. The Custodian shall at all times hold registered securities of the Fund in the name of the Custodian, the Fund, or a nominee of either of them, unless specifically directed by instructions to hold such registered securities in so- called "street name," provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of the Fund, or only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian at all time shall indicate the Fund or other customer for which such securities and other assets are held in such account and the respective interests therein. If, however, the Fund directs the Custodian to maintain securities in "street name", notwithstanding anything contained herein to the contrary, the Custodian shall be obligated only to utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. All securities, and the ownership thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as a shareholder of record of securities held in custody.

         E. Exchange of Securities. Upon receipt of instructions as defined herein in Section 4.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the account of Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

         F. Purchases of Investments of the Fund. Fund will, on each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

                  1. If applicable, the name of the Portfolio making such purchase;

                  2. The name of the issuer and description of the security;

                  3. The number of shares and the principal amount purchased, and accrued interest, if any;

                  4.       The trade date;

                  5.       The settlement date;


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                  6.       The purchase price per unit and the brokerage
                           commission, taxes and other expenses payable in connection with the purchase;

                  7.       The total amount payable upon such purchase;

                  8. The name of the person from whom or the broker or dealer through whom the purchase was made; and

                  9. Whether the security is to be received in certificated form or via a specified Depository.

                  In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund, but only insofar as such monies are available for such purpose, and receive the portfolio securities so purchased by or for the account of Fund, except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, such payment shall be made by the Custodian only upon receipt of securities: (a) by the Custodian; (b) by a clearing corporation of a national exchange of which the Custodian is a member; or (c) by a Depository. Notwithstanding the foregoing,
                  (i) in the case of a repurchase agreement, the Custodian may release funds to a Depository prior to the receipt of advice from the Depository that the securities underlying such repurchase agreement have been transferred by book-entry into the account maintained with such Depository by the Custodian, on behalf of its customers, provided that the Custodian's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the securities underlying the repurchase agreement in such account; (ii) in the case of time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 3.S.2 of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice.

         G. Sales and Deliveries of Investments of the Fund - Other than Options and Futures Fund will, on each business day on which a sale of investment securities (other than options and futures) of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

                  1. If applicable, the name of the Portfolio making such sale;

                  2. The name of the issuer and description of the securities;

                  3. The number of shares and principal amount sold, and accrued interest, if any;


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                  4.       The date on which the securities sold were purchased
                           or other information identifying the securities sold and to be delivered;

                  5.       The trade date;

                  6.       The settlement date;

                  7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

                  8. The total amount to be received by Fund upon such sale; and

                  9. The name and address of the broker or dealer through whom or person to whom the sale was made.

                  In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale. Except as otherwise instructed by Fund, such delivery shall be made upon receipt of payment therefor: (a) in such form as is satisfactory to the Custodian; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the account of the Custodian, on behalf of its customers, with a Depository. Notwithstanding the foregoing:
                  (i) in the case of securities held in physical form, such securities shall be delivered in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to
                  Section 3.S.2 of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice.

         H. Purchases or Sales of Options and Futures. Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

                  1. If applicable, the name of the Portfolio making such purchase or sale;

                  2.       In the case of security options:

                           a.       The underlying security;

                           b.       The price at which purchased or sold;

                           c.       The expiration date;

                           d.       The number of contracts;

                           e.       The exercise price;

                           f. Whether the transaction is an opening, exercising, expiring or closing transaction;


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                           g.       Whether the transaction involves a put or
                                    call;

                           h.       Whether the option is written or purchased;

                           i.       Market on which option traded; and

                           j. Name and address of the broker or dealer through whom the sale or purchase was made.

                  3.       In the case of options on indices:

                           a.       The index;

                           b.       The price at which purchased or sold;

                           c.       The exercise price;

                           d.       The premium;

                           e.       The multiple;

                           f.       The expiration date;

                           g. Whether the transaction is an opening, exercising, expiring or closing transaction;

                           h. Whether the transaction involves a put or call;

                           i.       Whether the option is written or purchased;
                                    and

                           j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

                  4.       In the case of security index futures contracts:

                           a. The last trading date specified in the contract and, when available, the closing level, thereof;

                           b. The index level on the date the contract is entered into;

                           c.       The multiple;

                           d.       Any margin requirements;

                           e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and

                           f.       The name and address of the futures
                                    commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

                  5.       In the case of options on index future contracts:

                           a.       The underlying index future contract;

                           b.       The premium;

                           c.       The expiration date;

                           d.       The number of options;

                           e.       The exercise price;

                           f. Whether the transaction involves an opening, exercising, expiring or closing transaction;

                           g. Whether the transaction involves a put or call;

                           h.       Whether the option is written or purchased;
                                    and


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                           i.       The market on which the option is traded.

         I. Securities Pledged or Loaned. If specifically allowed for in the prospectus of Fund, and subject to such additional terms and conditions as Custodian may require:

                  1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

                  2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

         J. Routine Matters. Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Fund in writing.

         K. Deposit Accounts. Custodian will open and maintain one or more special purpose deposit accounts in the name of Custodian ("Accounts"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of Fund shall be deposited in said Accounts. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, Custodian agrees to make Fed Funds available to the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the Fund based on the schedule attached as Exhibit A. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit


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                  the Fund in that amount. Custodian may open and maintain
                  Accounts in its own banking department, or in such other banks or trust companies as may be designated by it or by Fund in writing, all such Accounts, however, to be in the name of Custodian and subject only to its draft or order. Funds received and held for the account of different Portfolios shall be maintained in separate Accounts established for each Portfolio.

         L.       Income and other Payments to Fund. Custodian will:

                  1. Collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the account of Fund in accordance with the schedule attached hereto as Exhibit A. If, for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount.

                  2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

                  3. Take such other action as may be necessary or proper in connection with:

                           a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                                    1.       all coupons and other income items
                                             requiring presentation; and

                                    2.       all other securities which may
                                             mature or be called, redeemed,
                                             retired or otherwise become payable
                                             and regarding which the Custodian
                                             has actual knowledge, or should
                                             reasonably be expected to have
                                             knowledge; and

                           b. the endorsement for collection, in the name of Fund, of all checks, drafts or other negotiable instruments.

                  Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for the account of Fund on the last trade date prior to the date of expiration of such rights.



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         M.       Payment of Dividends and other Distributions. On the
                  declaration of any dividend or other distribution on the shares of capital stock of Fund ("Fund Shares") by the Board of Directors of Fund, Fund shall deliver to Custodian instructions with respect thereto. On the date specified in such instructions for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares issued and outstanding on the record date established by such resolution.

         N. Shares of Fund Purchased by Fund. Whenever any Fund Shares are repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the account of Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

         O. Shares of Fund Purchased from Fund. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

         P. Proxies and Notices. Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

         Q. Disbursements. Custodian will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees,


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                  brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

         R. Daily Statement of Accounts. Custodian will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of securities received or delivered for the account of Fund during each business day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so. Custodian will permit such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, Custodian will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal and state regulatory agencies, Custodian will instruct any subcustodian to permit such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or to provide reasonable confirmation of the contents of such records, and to permit such agencies to examine the books, records and securities held by such subcustodian which relate to Fund.

         S.       Appointment of Subcustodians

                  1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies acting as subcustodians as may be selected by Custodian. Any such subcustodian selected by the Custodian must have the qualifications required for a custodian under the 1940 Act, as amended. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any subcustodians selected and appointed by Custodian (except subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to the Fund under
                           Section 5. of this Agreement if it committed the act or omission itself. Upon request of the Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (i) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (iii) for other reasonable purposes specified by Fund; provided, however, that the Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such


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                           subcustodian is responsible to the Custodian. The
                           Fund shall be entitled to review the Custodian's contracts with any such subcustodians appointed at the request of Fund. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to Custodian.

                  2. Notwithstanding any other provisions of this Agreement, Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the 1940 Act) and Fund's cash or cash equivalents, in amounts deemed by the Fund to be reasonably necessary to effect Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, and thereafter, pursuant to a written contract or contracts as approved by Fund's Board of Directors, may be transferred to accounts maintained by any such subcustodians with eligible foreign custodians, as defined in Rule 17f-5(c)(2). Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any foreign subcustodians or a domestic subcustodian contracting with such foreign subcustodians only to the same extent such domestic subcustodian is responsible to the Custodian.

         T. Accounts and Records Property of Fund. Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but shall be reimbursed by Fund for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, Custodian will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and Custodian shall agree upon from time to time.

         U. Adoption of Procedures. Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved or directed by Fund or its accountants or other advisors conflicts with or violates any requirements of its prospectus, articles of incorporation, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules, requirements or policies which might necessitate changes in Custodian's responsibilities or procedures.

         V. Advances. In the event Custodian or any subcustodian shall, in its sole discretion, advance cash or securities for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio, the advance shall be payable by the Fund to Custodian upon demand. Any such cash advance shall be subject to an overdraft charge at the rate set forth in the then-current Fee Schedule from the date advanced until the date repaid. Fund hereby grants Custodian and such subcustodian a lien on and security interest in all property at any time held for the account of the applicable Portfolio, including without limitation all assets acquired with the amount advanced. Should the Fund fail to promptly repay the advance, the Custodian and such subcustodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

         W. Exercise of Rights; Tender Offers . Upon receipt of instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian.

4.       INSTRUCTIONS.

         A. The term "instructions", as used herein, means written (including telecopied or telexed) or oral instructions which Custodian reasonably believes were given by a designated representative of Fund. Fund shall deliver to Custodian, prior to delivery of any assets to Custodian and thereafter from time to time as changes therein are necessary, written instructions naming one or more designated representatives to give instructions in the name and on behalf of Fund, which instructions may be received and accepted by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless such written instructions delegating authority to any person to give instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of such person, acting alone, to give any instructions whatsoever which Custodian may receive from such person. If Fund fails to provide Custodian any such instructions naming designated representatives, any instructions received by Custodian from a person reasonably believed to be an appropriate representative of Fund shall constitute valid and proper instructions hereunder.

         B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

5.       LIMITATION OF LIABILITY OF CUSTODIAN.

         A. Custodian shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Custodian shall not be responsible for, and the Fund shall indemnify and hold Custodian harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against Custodian, incurred by Custodian or for which Custodian may be held to be liable, arising out of or attributable to:

                  1. All actions taken by Custodian pursuant to this Agreement or any instructions provided to it hereunder, provided that Custodian has acted in good faith and with due diligence and reasonable care; and

                  2. The Fund's refusal or failure to comply with the terms of this Agreement (including without limitation the Fund's failure to pay or reimburse Custodian under this indemnification provision), the Fund's negligence or willful misconduct, or the failure of any representation or warranty of the Fund hereunder to be and remain true and correct in all respects at all times.

         B. Custodian may request and obtain at the expense of Fund the advice and opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's accountants or counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

         C. Custodian may rely upon the advice and statements of Fund, Fund's accountants and officers or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such advice and statements.

         D. If Fund requests Custodian in any capacity to take any action which involves the payment of money by Custodian, or which might make it or its nominee liable for payment of monies or in any other way, Custodian shall be indemnified and held harmless by Fund against any liability on account of such action; provided, however, that nothing herein shall obligate Custodian to take any such action except in its sole discretion.

         E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed and shall be entitled to receive upon request as conclusive proof of any fact or matter required to be ascertained from Fund hereunder a certificate signed by an officer or designated representative of Fund.

         F. Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                  1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase of any securities or foreign currency positions or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

                  2. The legality of the sale of any securities or foreign currency positions by or for Fund, or the propriety of the amount for which the same are sold;

                  3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor;

                  4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or

                  5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

         G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by it on behalf of Fund until Custodian actually receives such money; provided, however, that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business and shall cooperate with Fund toward the end that such money shall be received.

         H. Except as provided in Section 3.S, Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal.

         I. Custodian shall not be responsible or liable for the failure or delay in performance of its obligations under this Agreement, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

         J. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THIS POSSIBILITY THEREOF.


6. COMPENSATION. In consideration for its services hereunder, Fund will pay to Custodian such compensation as shall be set forth in a separate fee schedule to be agreed to by Fund and Custodian from time to time. A copy of the initial fee schedule is attached hereto and incorporated herein by reference. Custodian shall also be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for (i) Custodian's cash disbursements and reasonable out-of-pocket costs and expenses incurred by Custodian in connection with the performance of services hereunder and (ii) the amount of any loss, damage, liability, advance, overdraft or expense for which it shall be entitled to reimbursement from Fund. Custodian will be entitled to reimbursement by the Fund for the losses, damages, liabilities, advances, overdrafts and expenses of subcustodians only to the extent that (i) Custodian would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (ii) Custodian is obligated to reimburse the subcustodian therefor. In connection with any fees or other amounts due to Custodian as described above, Custodian shall submit its request for payment in writing to Reich & Tang Asset Management L.P. as the Fund's administrator (the "Administrator"). If within 30 days after such request is submitted, Custodian shall not have received such fees or other amounts as are due to it hereunder from the Administrator and the Administrator has not contested in good faith such fees or other amounts, then Custodian shall submit its request for payment in writing directly to the Fund. If within 30 days after such request is submitted, Custodian has not received such fees or other amounts as are due to it hereunder and the Fund has not contested in good faith such fees or other amounts, then Custodian may charge such fees and amounts due, including reasonable attorneys fees incurred in connection with the collection of fees, against monies held by it for the account of Fund.



7. TERM AND TERMINATION. The initial term of this Agreement shall be for a period of one (1) year. Thereafter, either party to this Agreement may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than ninety
         (90) days prior to the date upon which such termination will take effect. Upon termination of this Agreement, Fund will pay Custodian its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund shall designate a successor custodian by notice in writing to Custodian by the termination date. In the event no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian may, at its option, deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian, and meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or apply to a court of competent jurisdiction for the appointment of a successor custodian or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund shall reimburse Custodian for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith. Custodian will, upon termination of this Agreement and payment of all sums due to Custodian from Fund hereunder or otherwise, deliver to the successor custodian so specified or appointed, or as specified by the court, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, and all funds and other properties of Fund deposited with or held by Custodian hereunder, and Custodian will co-operate in effecting changes in book-entries at all Depositories. Upon delivery to a successor custodian or as specified by the court, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such successor will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation as provided in the then-current fee schedule hereunder for its services during such period as the Custodian retains possession of such securities, funds and other properties, and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at Reich & Tang, 600 Fifth Ave., New York City, New York 10020, c/o B.N. Finn, or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings addressed to Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

9.       MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio:

         A. Each Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Fund shall be deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Portfolios for any reason.

         B. Additional Portfolios may be added to this Agreement, provided that Custodian consents to such addition. Rates or charges for each additional Portfolio shall be as agreed upon by Custodian and Fund in writing.

10.      MISCELLANEOUS.

         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, without reference to the choice of laws principles thereof.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties and the indemnifications extended hereunder are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

         D. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder shall be effective unless contained in a written instrument signed by the party sought to be charged.

         F. The captions in the Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         G. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         H. If any part, term or provision of this Agreement is determined by the courts or any regulatory authority to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         I. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         J. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Custodian and Fund.

         K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder shall not affect any rights or obligations of the other party hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.


INVESTORS FIDUCIARY TRUST                    THE BRADFORD FUNDS, INC.
COMPANY


By: /s/ Allen A. Strain                      By: /s/ Judy Abroms
   --------------------------------             --------------------------------
Title: Executive Vice President              Title:  Vice President
      -----------------------------                -----------------------------

EXHIBIT A

                        INVESTORS FIDUCIARY TRUST COMPANY
                    AVAILABILITY SCHEDULE BY TRANSACTION TYPE


===============================================================================================================================
   TRANSACTION                           DTC                             PHYSICAL                             FED
   -----------                           ---                             --------                             ---
-------------------------------------------------------------------------------------------------------------------------------
TYPE                        CREDIT DATE       FUNDS TYPE     CREDIT DATE         FUNDS TYPE     CREDIT DATE          FUNDS TYPE
----                        -----------       ----------     -----------         ----------     -----------          ----------
===============================================================================================================================
Calls Puts                  As Received       C or F*        As Received         C or F*
-------------------------------------------------------------------------------------------------------------------------------
Maturities                  As Received       C or F*        Mat. Date           C or F*        Mat. Date            F
-------------------------------------------------------------------------------------------------------------------------------
Tender Reorgs.              As Received       C              As Received         C              N/A
-------------------------------------------------------------------------------------------------------------------------------
Dividends                   Paydate           C              Paydate             C              N/A
-------------------------------------------------------------------------------------------------------------------------------
Floating Rate Int.          Paydate           C              Paydate             C              N/A
-------------------------------------------------------------------------------------------------------------------------------
Floating Rate Int.          N/A                              As Rate Received    C              N/A
(No Rate)
-------------------------------------------------------------------------------------------------------------------------------
Mtg. Backed P&I             Paydate           C              Paydate + 1 Bus.    C              Paydate              F
                                                             Day
-------------------------------------------------------------------------------------------------------------------------------
Fixed Rate Int.             Paydate           C              Paydate             C              Paydate              F
-------------------------------------------------------------------------------------------------------------------------------
Euroclear                   N/A               C              Paydate             C
===============================================================================================================================

Legend

C = Clearinghouse Funds
F = Fed Funds
N/A = Not Applicable
Availability based on how received.

                EXHIBIT B -- FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: Custodian ("IFTC") is authorized to promptly debit Fund's ("Client's") account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that IFTC has been instructed to transfer. IFTC is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by IFTC after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by IFTC. IFTC shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. IFTC will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by IFTC. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to IFTC. The Client must notify IFTC immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. IFTC shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: IFTC shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by IFTC at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. IFTC will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: IFTC reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of IFTC's receipt of such payment order; (b) if initiating such payment order would cause IFTC, in IFTC's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfer; or (c) if IFTC, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: IFTC shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford IFTC a reasonable opportunity to act prior to executing the payment order. However, IFTC assumes no liability if the request for amendment or cancellation cannot be satisfied by IFTC's reasonable efforts.

6. ERRORS: IFTC shall assume no responsibility for failure to detect any erroneous payment order provided that IFTC complies with the payment order instructions as received and IFTC complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: IFTC shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless IFTC is notified of the unauthorized payment order within thirty
(30) days of notification by IFTC of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall IFTC be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, IFTC or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of IFTC's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through IFTC's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: IFTC may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. IFTC and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of IFTC or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recover. These Guidelines may not be amended except by written agreement signed by the parties.

                       SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

[ ]   SWIFT  SWIFT (Society for Worldwide Interbank Financial
      Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

[ ] REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and IFTC and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[X] TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Non-repetitive wire transfers with the original signatures of 2 authorized persons are acceptable and do not require a call back. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[ ] TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. IFTC will provide test keys if this option is chosen. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at IFTC. Non-repetitive wire transfers with the original signatures of 2 authorized persons are acceptable and do not require a test key. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[X] REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[X] STANDING INSTRUCTIONS Funds are transferred by IFTC to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.

[ ] AUTOMATED CLEARING HOUSE (ACH) IFTC or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to IFTC's or its agent's system with encryption.


                            KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                    ALTERNATE CONTACT


----------------------------------           ----------------------------------
Name                                         Name


----------------------------------           ----------------------------------
Address                                      Address


----------------------------------           ----------------------------------
City/State/Zip Code                          City/State/Zip Code


----------------------------------           ----------------------------------
Telephone Number                             Telephone Number


----------------------------------
Facsimile Number


----------------------------------
SWIFT Number


THE BRADFORD FUNDS, INC.

By: /s/ Judy Abroms
   -------------------------------


Title: Vice President
      ----------------------------

Date:  August 15, 1997
     -----------------------------

                       INVESTORS FIDUCIARY TRUST COMPANY
                               REICH & TANG FUNDS
                                  FEE SCHEDULE


I.  INVESTMENT ACCOUNTING & CUSTODY

    A. Asset Based Fee (Based on the aggregate assets of all funds in the Reich & Tang complex included under the terms of this agreement. An allocable portion of the asset based fee is to be apportioned to the Fund in accordance with the methodology agreed to between the Fund and Reich & Tang Asset Management L.P.).

        2.55/100 of 1% (2.55 basis points) on the first $5 billion in assets 1/100 of 1% (1 basis point) on all assets over $5 billion
        (Note: Investment accounting assets will be used to determine all charges.)

    B.  Transaction Fee, per transaction

          Physical Delivery - $19.00
          Fed Book Entry - $9.00
          Fed Book Entry - Repo's - $7.00
          DTC - $7.00
          PTC - $12.00
          GNMA Paydown - $10.00
          Euroclear/CEDEL/First Chicago Clearing - $32.00
          Emerging Markets - $90 - $120

    C.  Sweep Account Deposits

        $5.00 per deposit

    D.  Foreign Custody Fees

        16/100 of 1% (16 basis points) on all assets held in foreign securities 6/100 of 1% (6 basis points) on all assets held in Euroclear/CEDEL/First Chicago Clearing (Excluding Daily Dollar International which will be charged 2 basis points)
        40/100 of 1% (40 basis points) on all assets held in emerging markets (Excluding Mexico which is 22 basis points)


June 26, 1997                                                       Page 1 of 3

Reich & Tang Funds
Fee Schedule (continued)


         E.       Federal Funds Wire

                  See Cash Management Services Fee Schedule

         F.       Balance Credits

                  IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits will be applied on a fund by fund basis and can be used to offset custody and portfolio accounting fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

                  Note: The bank credit rate is the equivalent to the lesser of:
                  - The average 91-day Treasury Bill discount rate for the month
                  or
                  -  The average Federal Funds rate for the month less
                     50 basis points.

         G.       Overdraft Charges

                  Overdrafts will be calculated at the Fed Fund rate (as published in the Wall Street Journal) and charged on a daily basis.

         H.       Multi-Class Fees

                  There will be a $350 per month base fee for each additional class that is added to each fund.



June 26, 1997                                                        Page 2 of 3

II.      NOTES TO THE ABOVE FEE SCHEDULE

         A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets, except for the foreign securities premium which will be billed on month-end market value at 1/12th of the annual stated rate.

         B. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not limited to forms, postage, magnetic tapes, printing, proxy processing, microfilm, microfiche, back-up recovery, pricing services, overnight mailing services, FDIC insurance, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

         C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

         D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by IFTC.

         E. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a one year period commencing on the effective date of the service agreement between IFTC and the client. All changes to the fee schedule will be communicated in writing at least 60 days not prior to their effective date.

         F. The Foreign Custody Fee will be charged on all securities that are held by a sub-custodian or depository outside of the United States.



June 26, 1997                                                        Page 3 of 3

                       INVESTORS FIDUCIARY TRUST COMPANY
                               REICH & TANG FUNDS
                     CASH MANAGEMENT SERVICES FEE SCHEDULE
                                 JUNE 26, 1997

                                                      ITEM CHARGE
                                    ---------------------------------------------------
Account Maintenance                 $50.00 per account/month (Capped at 7,500 per year)

Checks Cleared                      $0.15 per check

Deposits                            $0.35 per transaction

Deposited Items*

   Pre-encoded
       First 20,000                 $0.035 per item/month
       Next 20,000                  $0.03 per item/month
   Unencoded                        $0.075 per item

Internal Transfers                  $0.35 per transfer

Microfilming Checks                 $0.01 per check

Return Items                        $0.95 per item

Check Copies                        $2.50 per check

NSCC Settlement                     $200.00 per month

ACH Item Fee                        $0.07 per item

ACH File Fee                        $10.00 per file

Wires In/Out                        $4.50 per wire

Wires-Remote Input                  $2.00 per wire

Stop Payments                       $5.00 per check

Signature Verification              $0.25 per check

Returning Checks to Shareholders**  $0.04 per check

FDIC Insurance ***                 23 basis points on cash balances

Overdraft Charges                  Prime rate per Wall Street Journal

Moneynet System Charges            Line charges approx. $1,700 per month
                                   (The Moneynet System line charges are
                                   assessed once, on a complex-wide basis.
                                   Reich & Tang Asset Management L.P. will
                                   allocate a portion of the charge to the
                                   funds in the complex in a manner agreed to between the funds and Reich & Tang Asset
                                   Management L.P.)


IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average collected cash balances for the month. Balance credits will be applied on a fund by fund basis and can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

Note:  The bank credit rate is the equivalent to the lesser of:
       -  The average 91-day Treasury Bill discount rate for the month OR
       -  The average Federal Funds rate for the month less 50 basis points.

* Additional per item fees will normally be imposed for clearing through the Federal Reserve System or a direct send to a commercial bank, and for transportation.
**     Plus Postage
***    Fluctuates based on assessment from FDIC.



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